Exhibit 99.1

Travelport

— Second Quarter 2012 Results —

Strengthening Content and Product Offering

Atlanta, GA, August 8 , 2012 — Travelport Limited, a leading provider of critical transaction processing for the global travel industry, today announces its financial results for the second quarter ended June 30, 2012.

Commenting on developments, Gordon Wilson, President and CEO of Travelport, said:

“I am pleased to announce continued growth in Revenue Per Segment driven by our enhanced content and product offering and demonstrating the strength in our underlying business model. Our first half performance is in line with management expectations despite the continued macroeconomic uncertainty which resulted in softer Q2 year on year segment volume as compared to Q1 across both the USA and Europe, the largest travel geographies.”

Operational Highlights:

•

Continued growth in Transaction Processing Revenue per Average Segment (“RevPas”) and flat Q2 year on year Adjusted EBITDA, excluding the impact of the loss of the United Airlines Master Services Agreement

•	Trebled hotel content since 2011 with over 340,000 properties and 700,000 hotel offers now on offer
•	Secured multiple content distribution and merchandising agreements with both network airlines and low cost carriers
•	Launched new innovative mobile technology globally
•	Expanded Point of Sale technology with Travelport Universal Desktop customers now in every region
•	Operating cash flow for the six months ended June 30, 2012 was $128 million, an increase of $30 million over the same period in 2011

Financial Highlights for Second Quarter 2012

($ in millions)

	Q2 2012	Q2 2011	Change	% Change
Net Revenue	$506	$530	$(24)	(5)%
Operating Income	$63	$66	$(3)	(5)%
EBITDA	$119	$123	$(4)	(3)%
Adjusted EBITDA	$120	$136	$(16)	(12)%

The loss of the Master Services Agreement with United Airlines contributed approximately $22 million to the decline in net revenue and $16 million to the decline in each of operating income, EBITDA and Adjusted EBITDA for Q2 2012 compared to 2011. Excluding the impact of this loss, net revenue for Q2 2012 declined $2 million from Q2 2011, while Operating Income and EBITDA increased by $13 million and $12 million, respectively, compared to 2011, and Adjusted EBITDA remained flat. RevPas increased 2% to $5.34, and average rate of agency commissions increased 1%.

Financial Highlights for YTD 2012

($ in millions)

	YTD 2012	YTD 2011	Change	% Change
Net Revenue	$1,056	$1,061	$(5)	-%
Operating Income	$129	$145	$(16)	(11)%
EBITDA	$242	$258	$(16)	(6)%
Adjusted EBITDA	$260	$283	$(23)	(8)%
Cash generated by operating activities	$128	$98	$30	31%

The loss of the Master Services Agreement with United Airlines contributed approximately $20 million to the decline in net revenue and $14 million to the decline in each of operating income, EBITDA and Adjusted EBITDA YTD 2012 compared to 2011. Excluding the impact of this loss, net revenue for YTD 2012 increased $15 million from YTD 2011, Operating Income and EBITDA declined by $2 million and $2 million, respectively, compared to 2011, and Adjusted EBITDA declined by $9 million. RevPas increased 2% to $5.20, and average rate of agency commissions increased 1%.

Interest costs of $144 million YTD were $5 million lower for 2012 due to a lower effective interest rate, including the impact of interest rate hedges.

Travelport generated $128 million in net cash from operating activities of continuing operations, a $30 million increase from 2011, due to a $35 million decrease in interest payments.

Travelport’s net debt was $3,067 million as of June 30, 2012, which comprised debt of $3,366 million less $162 million in cash and cash equivalents and less $137 million of cash held as collateral.

Conference Calls

The Company’s second quarter 2012 earnings conference call will be held on Wednesday, August 8, 2012, beginning at 11:00hrs (EDT). Details for this call and the earnings presentation are available through the Investor Center section of the Company’s website (www.travelport.com/investor.aspx), where pre-registration for the call is required.

About Travelport

Travelport is a broad-based business services company and a leading provider of critical transaction processing solutions to companies operating in the global travel industry.

With a presence in over 170 countries, approximately 3,500 employees and 2011 net revenue of $2.0 billion, Travelport is comprised of the global distribution system (GDS) business, which includes the Galileo and Worldspan brands and its Airline IT Solutions business.

Headquartered in Atlanta, Georgia, Travelport is a privately owned company.

Investor Contact

Julian Walker

Head of Corporate Communications and Investor Relations

+44 (0)1753 288 210

julian.walker@travelport.com

Media Contacts

Kate Aldridge

Senior Director, Corporate Communications, EMEA and APAC

+44 (0)1753 288 720

kate.aldridge@travelport.com

Jill Brenner

Senior Director, Corporate Communications, Americas

+1 (973) 939 1325

jill.brenner@travelport.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry, including the direct connect efforts of American Airlines and our litigation with American Airlines, related thereto; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers and generate new revenue streams, including our universal desktop product; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our acquisition of Sprice and our controlling interest in eNett. Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in $ millions)	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Net revenue	506	530	1,056	1,061

Costs and expenses
Cost of revenue	301	310	623	627
Selling, general and administrative	86	97	191	176
Depreciation and amortization	56	57	113	113

Total costs and expenses	443	464	927	916

Operating income	63	66	129	145
Interest expense, net	(77)	(72)	(144)	(149)

Loss from continuing operations before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide	(14)	(6)	(15)	(4)
Provision for income taxes	(8)	(8)	(16)	(19)
Equity in earnings (losses) of investment in Orbitz Worldwide	2	4	(1)	(1)

Net loss from continuing operations	(20)	(10)	(32)	(24)
Income (loss) from discontinued operations, net of tax	—	4	—	(6)
Gain from disposal of discontinued operations, net of tax	—	312	—	312

Net (loss) income	(20)	306	(32)	282
Net loss attributable to non-controlling interest in subsidiaries	—	—	1	1

Net (loss) income attributable to the Company	(20)	306	(31)	283

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in $ millions)	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	162	124
Accounts receivable (net of allowances for doubtful accounts of $20 and $22)	189	180
Deferred income taxes	3	3
Other current assets	208	168

Total current assets	562	475
Property and equipment, net	395	431
Goodwill	986	986
Trademarks and tradenames	314	314
Other intangible assets, net	640	681
Cash held as collateral	137	137
Investment in Orbitz Worldwide	75	77
Non-current deferred income tax	6	6
Other non-current assets	217	237

Total assets	3,332	3,344

Liabilities and equity
Current liabilities:
Accounts payable	106	88
Accrued expenses and other current liabilities	523	485
Current portion of long-term debt	15	50

Total current liabilities	644	623
Long-term debt	3,351	3,357
Deferred income taxes	42	42
Other non-current liabilities	283	279

Total liabilities	4,320	4,301

Shareholders’ equity:
Common shares $1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding	—	—
Additional paid in capital	718	717
Accumulated deficit	(1,542)	(1,511)
Accumulated other comprehensive loss	(179)	(176)

Total shareholders’ equity	(1,003)	(970)
Equity attributable to non-controlling interest in subsidiaries	15	13

Total equity	(988)	(957)

Total liabilities and equity	3,332	3,344

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(in $ millions)	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Operating activities of continuing operations
Net (loss) income	(32)	282
Income from discontinued operations (including gain from disposal), net of tax	—	(306)

Net loss from continuing operations	(32)	(24)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	113	113
Equity-based compensation	2	—
Amortization of debt finance costs	22	12
Non-cash interest on Second Priority Secured Notes	7	—
Gain on interest rate derivative instruments	(2)	(1)
Gain on foreign exchange derivative instruments	(5)	(3)
Equity in losses of investment in Orbitz Worldwide	1	1
Deferred income taxes	—	3
FASA liability	(7)	(9)
Defined benefit pension plan funding	(5)	(2)
Changes in assets and liabilities:
Accounts receivable	(9)	(43)
Other current assets	(14)	(10)
Accounts payable, accrued expenses and other current liabilities	44	61
Other	13	—

Net cash provided by operating activities of continuing operations	128	98

Net cash used in operating activities of discontinued operations	—	(12)

Investing activities
Property and equipment additions	(32)	(34)
Proceeds from sale of GTA Business, net of cash disposed of $7 million	—	633
Other	3	5

Net cash (used in) provided by investing activities	(29)	604

Financing activities
Proceeds from new term loans	170	—
Proceeds from revolver borrowings	25	—
Repayment of term loans	(165)	(658)
Repayment of revolver borrowings	(60)	—
Repayment of capital lease obligations	(7)	(4)
Repurchase of senior notes	(1)	—
Debt finance costs	(9)	—
Payments on settlement of foreign exchange derivative contracts	(17)	—
Proceeds on settlement of foreign exchange derivative contracts	1	12
Net share settlement for equity-based compensation	(1)	—
Contribution from non-controlling interest shareholders	3	—

Net cash used in financing activities	(61)	(650)

Effect of changes in exchange rates on cash and cash equivalents	—	6

Net increase in cash and cash equivalents	38	46

Cash and cash equivalents at beginning of period	124	242

Cash and cash equivalents at end of period	162	288

Supplementary disclosures of cash flow information for continuing operations
Interest payments	116	151
Income tax payments, net	4	9
Non-cash capital lease additions	5	15

TRAVELPORT LIMITED

NON-GAAP MEASURES

(in $ millions and unaudited)

Reconciliation of Travelport Adjusted EBITDA to Operating Income	Three Months Ended June 30,
	2012	2011
Travelport Adjusted EBITDA	120	136
Less adjustments:
Corporate transaction costs	(3)	(6)
Restructuring charges	—	(1)
Litigation and related costs	(7)	(2)
Impairment of property and equipment	—	(4)
Other	9	—

Total	(1)	(13)

EBITDA	119	123
Less: Depreciation and amortization	(56)	(57)

Operating income	63	66

Reconciliation of Travelport Adjusted EBITDA to Operating Income	Six Months Ended June 30,
	2012	2011
Travelport Adjusted EBITDA	260	283
Less adjustments:
Corporate transaction costs	(6)	(9)
Restructuring charges	—	(4)
Equity-based compensation	(2)	—
Litigation and related costs	(13)	(10)
Impairment of property and equipment	—	(4)
Other	3	2

Total	(18)	(25)

EBITDA	242	258
Less: Depreciation and amortization	(113)	(113)

Operating income	129	145

TRAVELPORT LIMITED

NON-GAAP MEASURES

(in $ millions and unaudited)

Reconciliation of Travelport Adjusted EBITDA to Net Cash Provided by Operating Activities of Continuing Operations and Unlevered Free Cash Flow	Six Months Ended June 30,
	2012	2011
Travelport Adjusted EBITDA	260	283
Less:
Interest payments	(116)	(151)
Tax payments	(4)	(9)
Changes in operating working capital	32	9
FASA liability payments	(7)	(9)
Defined benefit pension plan funding	(5)	(2)
Other adjusting items	(32)	(23)

Net cash provided by operating activities of continuing operations	128	98
Add back interest paid	116	151
Less: Capital expenditures on property and equipment additions of continuing operations	(32)	(29)
Less: Repayment of capital lease obligations	(7)	(4)

Unlevered free cash flow	205	216

Travelport Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for measuring our business results, forecasting and determining future capital investment allocations and is used by the Board of Directors to determine incentive compensation. Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management. Travelport Adjusted EBITDA is disclosed so investors have the same tools available to management when evaluating the results of Travelport. Travelport Adjusted EBITDA is defined as EBITDA adjusted to exclude the impact of purchase accounting, impairment of goodwill and intangibles assets, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations. Travelport Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratios under our credit agreement covenants. These ratios use the Travelport Adjusted EBITDA for the last twelve months and the consolidated net debt and the first lien debt as at the balance sheet date and are known as the Total Leverage Ratio and the First Lien Leverage Ratio. Travelport is currently in compliance with its Total Leverage Ratio and its First Lien Leverage Ratio. A breach of these covenants could result in a default under the senior secured credit agreement and the indentures governing the notes.

Unlevered free cash flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered free cash flow is defined as net cash provided by (used in) operating activities of continuing operations adjusted to exclude cash interest payments and include capital expenditures and capital lease repayments. We believe unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and its ability to meet current and future financing and investing needs.

TRAVELPORT LIMITED

Operating Statistics

(unaudited)

	Three Months Ended June 30,
	2012	2011	Change	% Change
Segments (in millions)
Americas (1)	43	45	(2)	(5.8)%
International:
Europe	20	21	(1)	(3.3)%
Asia Pacific	14	14	—	(4.2)%
Middle East and Africa	10	10	—	2.2%

Total Segments	87	90	(3)	(4.1)%

	Six Months Ended June 30,
	2012	2011	Change	% Change
Segments (in millions)
Americas(1)	92	92	—	(1.1)%
International:
Europe	44	45	(1)	(2.6)%
Asia Pacific	29	29	—	(0.2)%
Middle East and Africa	20	20	—	3.9%

Total Segments	185	186	(1)	(0.8)%

(1) The segments for Americas for the three and six months ended June 30, 2012 reflect the loss of approximately 2 million segments related to the Master Services Agreement with United.